                SECOND AMENDMENT TO SERIES A STOCK PURCHASE AGREEMENT



         This Amendment, made as of the 1st day of May, 1996, by and among Apollon, Inc., a Pennsylvania corporation (the "Company"), and the Investors listed in Exhibit A hereto (the "Investors");

         WHEREAS, the Company and the Investors wish to amend the Stock Purchase Agreement, dated as of June 25, 1992, and amended as of November 15, 1993, by and among the Company and the Investors listed in Exhibit 1(a) thereto (the "Agreement") as hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual covenants of the Company and the Investors, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors, intending to be legally bound, hereby agree as follows:

                   1. The ninth line of Paragraph 6(g) of the Agreement is hereby amended to read as follows:

    "Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, voting as a class, outstanding as of a record date between 10 and 90..."

         2. The tenth line of Paragraph 6(h) of the Agreement is hereby amended to read as follows:

    "Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, voting as a class, outstanding as of a record date..."

         3. The sixth line of Paragraph 6(i) of the Agreement is hereby amended to read as follows:

    "A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock), whether now or hereafter..."


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         4. The ninth line of Paragraph 6(i) of the Agreement is hereby amended to read as follows:

    "Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, voting as a class, outstanding as of a record date between 10 and 90..."

         5. The seventeenth line of Paragraph 6(k) of the Agreement is hereby amended to read as follows:

    "majority of the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, voting as a class,..."

         6. The thirteenth line of Paragraph 6(p)(i) of the Agreement is hereby amended to read as follows:

    "shall have first offered to sell to the Investors, the Series B Investors and the Series C Investors such..."

         7. The sixteenth line of Paragraph 6(p)(i) of the Agreement is hereby amended to read as follows:

    "in writing delivered to each of the Investors, the Series B Investors and the Series C Investors (the "Offer"),..."

         8. The nineteenth line of Paragraph 6(p)(i) is hereby amended to read as follows:

    "delivered by the Company to the Investors, the Series B Investors and the Series C Investors."

         9. The eleventh line of Paragraph 6(p)(ii) is hereby amended to read as follows:

    "Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock and of all shares issuable upon..."

         10. Paragraph 6(p)(iv) of the Agreement is hereby amended to read in full as follows:

                 "(iv) In the event that the Investors, the Series B Investors and the Series C Investors do not elect to purchase all of the Offered Securities which they are entitled to purchase under Paragraph 6(p)(ii) hereof, Section 6.15(b) of the Series B Agreement and Section 6.13(b) of the Series C Agreement, the Company shall within 5 days of the earlier of
    (A) the receipt of all of the Notices of Acceptances from the Investors pursuant to subparagraph (iii) above, from the Series B Investors pursuant to Section 6.15(c) of the Series B Agreement and the Series C Investors pursuant to Section 6.13(c) of the Series C Agreement or (B) the expiration of the 30-day period provided in subparagraph 6(p)(i) provide each of the Investors who have delivered a Notice of Acceptance with written notice of the number of Offered Securities which have not been accepted by the Investors, the Series B Investors or the Series C Investors (the "Refused Shares"), and each such Investor shall have 10 days to inform the Company in writing of its intention to purchase its pro rata share of such Refused Shares. For the purposes of this subparagraph (iv), "pro rata share" shall mean the percentage obtained by dividing the number of Securities, Series B Securities, Series C Securities and other shares of Common Stock owned and to be purchased by an Investor who has delivered a Notice of Acceptance pursuant to subparagraph (iii) above by the total number of Securities, Series B Securities, Series C Securities or other shares of Common Stock owned and to be purchased by Investors who have delivered Notices of Acceptance pursuant to subparagraph (iii) above, by Series B Investors who have delivered Notices of Acceptance pursuant to
    Section 6.13(c) of the Series B Agreement or by Series C Investors who have delivered Notices of Acceptance pursuant to Section 6.15(c) of the Series C Agreement. Upon the expiration of such ten-day period, the Company shall have 90 days to sell all or any part of such Refused Shares as to which the Company has not received a notice from the Investors pursuant to subparagraph 6(p)(iii), this subparagraph (iv), from the Series B Investors pursuant to Sections 6.15(c) or 6.15(d) of the Series B Agreement or from the Series C Investors pursuant to Sections 6.13(c) or 6.13(d) of the Series C Agreement to any other person or persons, but only upon terms and conditions in all material respects, including, without limitation, unit price and interest rates (but excluding payment of legal fees of counsel of the purchaser), which are no more favorable, in the aggregate, to such other person or persons or less favorable to the Company that those set forth in the Offer. Upon the closing of the sale to such other person or persons of all the Refused Securities, which shall include payment of the purchase price to the Company in accordance with the terms of the Offer, the Investors shall purchase from the Company, and the Company shall sell to the Investors, the Offered Securities in respect of which a Notice of Acceptance was delivered to the Company by an Investor, at the terms specified in the Offer. The purchase by an Investor of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investor of a purchase agreement relating to such Offered

    Securities satisfactory in form and substance to the Investor and its counsel."

         11. The fourth through sixth lines of Paragraph 6(p)(v) of the Agreement are hereby amended to read as follows:

    "hereof, by the Series B Investors in accordance with Section 6.15 of the Series B Agreement or by the Series C Investors in accordance with Section
    6.13 of the Series C Agreement may not be sold or otherwise disposed of until they are again offered to the Investors, the Series B Investors and the Series C Investors under the procedures specified in subparagraphs 6(p)(i), (ii), (iii) and (iv) hereof, Subsections 6.15(a), (b), (c) and (d) of the Series B Agreement and Subsections 6.13(a), (b), (c) and (d) of the Series C Agreement."

         12. The first through third lines of Paragraph 6(p)(vi) are hereby amended to read as follows:

    "The rights of the Investors, the Series B Investors and the Series C Investors under this subparagraph 6(p) shall not apply to the following securities (the "Excluded Securities"):"

         13. Paragraph 6(p)(vi)(A) is hereby amended to read in full as follows:

    "(A) Common Stock, securities by their terms convertible into or exchangeable for Common Stock (including Common Stock issuable on conversion thereof) and options, warrants and other rights to subscribe for, purchase or otherwise acquire Common Stock or securities by their terms convertible into or exchangeable for Common Stock (including Common Stock issuable on conversion thereof) issued, issuable, sold or granted to existing or prospective officers, directors or employees of, or consultants to, the Company, pursuant to any stock option, stock incentive, stock appreciation, stock bonus, stock award, compensation plan or arrangement or employment letter, or any other agreement, plan, arrangement or letter, presently in effect or hereafter adopted or entered into by the Company;"

         14. The ninth line of Paragraph 7(a) of the Agreement is hereby amended to read as follows:

    "holders of Securities, Series B Securities, Series C Securities and Warrant Stock, and thereupon (except as expressly..."

         15.The fifteenth line of Paragraph 7(a) of the Agreement is hereby amended to read as follows:

    "and (y) all other shares of Registerable Common Stock, Series B Registerable Common Stock, Series C Registerable Common Stock and shares of Warrant Stock, the holders..."

         16. The seventh line of Paragraph 7(a)(i) is hereby amended to read as follows:

    "pursuant to this subparagraph 7(a), Section 7.1 of the Series B Agreement or Section 7.1 of the Series C Agreement (except that, upon request..."

         17. The eighth through twelfth lines of Paragraph 7(a)(ii) are hereby amended to read as follows:

    "Securities, Series B Securities, Series C Securities and Warrant Stock.
    In that event, the other holders of Securities, Series B Securities, Series C Securities and Warrant Stock shall have the right to include their shares of Registerable Common Stock, Series B Registerable Common Stock, Series C Registerable Common Stock and Warrant Stock in the underwriting (unless otherwise mutually agreed by a majority in interest of the holders of the Securities, the Series B Securities, Series C Securities and Warrant Stock). The managing underwriter for such offering..."

         18. The second line of Paragraph 7(a)(iii) is hereby amended to read as follows:

    "not permit third parties other than holders of Series B Securities, Series C Securities and Warrant Stock to include additional securities in..."

         19. The third line of Paragraph 7(a)(iii) is hereby amended to read as follows:

    "a majority of the shares of Registerable Common Stock, Series B Registerable Common Stock and Series C Registerable Common Stock..."

         20. Paragraph 7(a)(iv) is hereby amended to read as follows:

                   (iv) if a Demand Registration under this paragraph 7(a) is in connection with an underwritten public offering, and if the managing underwriters advise the Company in writing that in their opinion the amount of Registerable Common Stock, Series B Registerable Common Stock, Series C Registerable Common Stock and Warrant Stock requested to be included in such registration exceeds the amount of such Registerable Common Stock, Series B Registerable Common Stock, Series C Registerable Common Stock and Warrant Stock which can be successfully sold in such offering, the Company will nevertheless include in such registration, prior to the inclusion of any securities which are not Registerable Common Stock, Series B Registerable Common Stock, Series C Registerable Common Stock or Warrant Stock (notwithstanding any consent obtained in accordance with subparagraph 7(a)(iii) hereof), the amount of Registerable Common Stock, Series B Registerable Common Stock, Series C Registerable Common Stock and Warrant Stock requested to be included which in the opinion of such underwriters can be sold, pro rata among the holders of Registerable Common Stock, Series B Registerable Common Stock, Series C Registerable Common Stock and Warrant Stock requesting inclusion on the basis of the number of shares of Registerable Common Stock, Series B Registerable Common Stock, Series C Registerable Common Stock and Warrant Stock of such holders; provided, however, that if the holders of Registerable Common Stock are unable to include in such offering at least fifty percent (50%) of the Registerable Common Stock sought to be registered in a Demand Registration under this paragraph 7(a), the holders of Securities will be entitled to an additional Demand Registration under this paragraph;

         21. The third line of Paragraph 7(b)(i) is hereby amended to read as follows:

    "(other than pursuant to paragraph 7(a) hereof), whether of..."

         22. The sixteenth through nineteenth lines of Paragraph 7(b)(ii) are hereby amended to read as follows:

    "to sell, (B) second, all of the Registerable Common Stock, Series B Registerable Common Stock, Series C Registerable Common Stock and Warrant Stock requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares of Registerable Common Stock, Series B Registerable Common Stock, Series C Registerable Common Stock and Warrant Stock then owned by such..."

         23. The eighteenth through twentieth lines of Paragraph 7(b)(iii) are hereby amended to read as follows:

    "Registerable Common Stock, Series B Registerable Common Stock, Series C Registerable Common Stock and Warrant Stock requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares of

    Registerable Common Stock, Series B Registerable Common Stock, Series C Registerable Common Stock and Warrant Stock..."

         24. The sixth line of Paragraph 7(j) is hereby amended to read as follows:

    "Securities, Series B Securities and Series C Securities, voting as a class, outstanding as of a record date..."

         25. The tenth through twelfth lines of Paragraph 7(j) are hereby amended to read as follows:

    "holder of Securities, Series B Securities and Series C Securities at the time outstanding (including securities into which such Securities, Series B Securities and Series C Securities are convertible), each future holder of all such Securities, Series B Securities and Series C Securities and the Company."

         26.  The following definitions are hereby amended to read as follows:

              "(m) "Series B Agreement" means the Stock Purchase Agreement, dated as of November 15, 1993, by and among the Company and the Investors listed on Exhibit 1.1 attached thereto relating to the purchase of shares of the Company's Series B Convertible Preferred Stock, as amended.

              "(n) "Series B Convertible Preferred Stock" means (a) the 2,000,000 shares of the Company's Series B Convertible Preferred Stock, $.01 par value per share, issued pursuant to the Series B Agreement, (b) the Note Shares and (c) except for purposes of Paragraph 6 of this Agreement, the Centocor Shares. For purposes of Paragraph 6 of this Agreement, "Series B Convertible Preferred Stock" specifically excludes the Centocor Shares.

              (o) "Series B Investors" means Investors as defined in the Series B Agreement.

              (p) "Series B Registerable Common Stock" means (a) Registerable Common Stock as defined in the Series B Agreement, (b) any Common Stock issued or issuable upon conversion of the Note Shares and (c) except for purposes of Paragraph 6 of this Agreement, any Common Stock issued or issuable upon conversion of the Centocor Shares. For purposes of Paragraph 6 of this Agreement, "Series B Registerable Common Stock" specifically excludes the Centocor Shares.

              (q) "Series B Securities" means (a) Securities as defined in the Series B Agreement, (b) the Note Shares and any Common Stock issued upon conversion thereof, whether at Closing or thereafter, but shall not include any such Note Shares or Common Stock sold in any public offering or in any sale pursuant to Rule 144 under the Securities Act, and (c) except for purposes of Paragraph 6 of this Agreement, the Centocor Shares and any Common Stock issued upon conversion thereof, whether at Closing or thereafter but shall not include any such Centocor Shares or Common Stock sold in any public offering or in any sale pursuant to Rule 144 under the Securities Act. For purposes of Paragraph 6 of this Agreement, "Series B Securities" specifically excludes the Centocor Shares and any Common Stock issued upon conversion thereof, whether at Closing or thereafter."

         27. The following definitions are hereby added to the Agreement as Paragraphs 8(r), 8(s), 8(t), 8(u), 8(v), 8(w), 8(x), 8(y), 8(z) and 8(aa):

              "(r) "Centocor Agreement" means the Stock Purchase Agreement, dated September 20, 1994, by and between the Company and Centocor, Inc.

              (s) "Centocor Shares" means the 400,000 shares of the Company's Series B Convertible Preferred Stock, $.01 par value per share, issued to Centocor, Inc. pursuant to the Centocor Agreement.

              (t) "Conversion Agreement" means the Conversion Agreement, dated as of April 23, 1996, by and among the Company and the Series B Investors.

              (u) "Investors" means (a) the parties listed on Exhibit 1(a) attached hereto and (b) any successors and assigns of the parties listed on
    Exhibit 1(a) hereto who (i) have executed the Shareholders' Agreement attached hereto as Exhibit 2(k), and (ii) have complied with the terms of Paragraph 9(c) of this Agreement; provided that any such successor or assign shall not acquire any of the rights granted to Investors by Paragraph 7 of this Agreement unless the transfer and the transferee of Securities satisfy the requirements of Paragraph 7(g) of this Agreement.

              (u) "Note Shares" means the 1,600,000 shares of the Company's Series B Convertible Preferred Stock, $.01 par value per share, issued pursuant to the Conversion Agreement.

              (v) "Series C Agreement" means the Stock Purchase Agreement, dated as of May 1, 1996, by and among the Company

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    and the Investors listed on Schedule 1.1 attached thereto relating to the purchase of shares of the Company's Series C Convertible Preferred Stock, as it may be amended, from time to time.

              (w) "Series C Convertible Preferred Stock" means the up to 3,000,000 shares of the Company's Series C Convertible Preferred Stock, $.01 par value per share, issued pursuant to the Series C Agreement.

              (x) "Series C Investors" means Investors as defined in the Series C Agreement.

              (y) "Series C Registerable Common Stock" means Series C Registerable Common Stock as defined in the Series C Agreement.

              (z) "Series C Securities" means Securities as defined in the Series C Agreement.

              (aa) "Warrant Stock" means Warrant Stock as defined in the Series C Agreement."

         IN WITNESS WHEREOF, each of the parties hereto has fully executed this Amendment No. 2 all as of the day and year first above written.

                                  APOLLON, INC.


                                  By: /s/ Vincent R. Zurawski, Jr.
                                      ______________________________
                                      Vincent R. Zurawski, Jr.
                                      President


                                  INVESTORS


                                  DSV PARTNERS IV, L.P.

                                  By: DSV MANAGEMENT, a New
                                      Jersey Limited Partnership

                                      By: /s/ Morton Collins
                                          ______________________
                                          Morton Collins,
                                          General Partner

                                  Address:  221 Nassau Street
                                            Princeton, NJ 08542

                                  Fax: (609) 683-0174

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                                  CENTOCOR, INC.


                                  By: /s/ David P. Holveck
                                      ____________________________
                                      David P. Holveck
                                      President and CEO

                                  Address:  200 Great Valley Parkway
                                            Malvern, PA 19355

                                  Fax: (610) 651-6331


                                  Mellon Bank, N.A., solely in its capacity as Custodian for Chancellor Capital Management Inc under agreement dated November 23, 1992 -- Chancellor Venture Capital L.P., (as directed by Chancellor Capital Management, Inc.), and not in its individual capacity


                                  By:  /s/ Michael Shivey
                                     ----------------------------- MAC & Co.
                                     Name:  Michael Shivey
                                     Title: Officer

                                  Address:  c/o Chancellor Capital Management,
                                            Inc.
                                            153 East 53rd Street
                                            25th Floor
                                            New York, NY 10022

                                  Fax:  (212) 891-6684


                                  HARE & CO.


                                  By: /s/ (Signature Illegible)
                                     -----------------------------
                                     Name:
                                     Title: Executive Director

                                  Address:  c/o Chancellor Capital Management,
                                            Inc.
                                            153 East 53rd Street
                                            25th Floor
                                            New York, NY 10022

                                  Fax:  (212) 891-6684

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                                  FOCUS & CO


                                  By:/s/ Focus & Co.
                                     ___________________________
                                     Name: Antonio M. Pimentel, Jr.
                                     Title: Assistant Vice President

                                  Address:  c/o Chancellor Capital Management,
                                            Inc.
                                            153 East 53rd Street
                                            25th Floor
                                            New York, NY 10022

                                  Fax:  (212) 891-6684


                                  BOOTH & CO.


                                  By:  /s/ Catherine B. Williams
                                     -----------------------------
                                     Name:
                                     Title:

                                  Address:  c/o Chancellor
                                            Capital Management,
                                            Inc.
                                            153 East 53rd Street
                                            25th Floor
                                            New York, NY 10022

                                  Fax:  (212) 891-6684

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                                      EXHIBIT A



NAME
----


DSV Partners IV, L.P.

Centocor, Inc.

MAC & Co.

Hare & Co.

Focus & Co.

Booth & Co.